December 3, 2010


Mr. Christopher M. Condron
AXA Financial, Inc.
1290 Avenue of the Americas, 16th floor
New York, New York 10104

Dear Mr. Condron:

This letter confirms our understanding regarding the waiver of Section 10(b) of your amended and restated employment agreement dated November 5, 2010 (the "Agreement"). Please confirm your acceptance of the terms of this letter by signing below.

As you know, Section 10(b) of the Agreement states that if you terminate your employment other than for "good reason" (as defined in the Agreement) prior to the age 65 expiration of the Agreement, you shall immediately forfeit any unvested stock options and unvested restricted stock shares and you shall not be entitled to any other benefits under any company plan or policy except as required by statute. In addition, Section 10(b) provides that any vested options then outstanding shall be exercisable at any time prior to the earlier of the expiration of the term of the options or the thirtieth day following the date of your termination of employment.

In light of your distinguished service, both the AXA Financial, Inc. and AXA Equitable Life Insurance Company Boards of Directors have determined that, if you retire in accordance with the provisions of the AXA Equitable Retirement Plan prior to age 65, we will waive this provision of the Agreement.


                                            Sincerely,

                                            AXA FINANCIAL, INC.



                                            By:  /s/  Richard Dziadzio
                                                 ---------------------
                                                 Richard Dziadzio
                                                 Chief Financial Officer


                                            AXA EQUITABLE LIFE INSURANCE COMPANY


                                            By:  /s/  Richard Dziadzio
                                                 ---------------------
                                                 Richard Dziadzio
                                                 Chief Financial Officer


ACCEPTED AND AGREED TO:



/s/  Christopher Condron
------------------------
Christopher Condron